EXHIBIT 10.2

                              EMPLOYMENT AGREEMENT

                                      with

                                  JEFFREY FEUER

      AGREEMENT entered into as of the 15th day of May 2005 between Jeffrey Feuer, Israeli ID# 307644955 residing at Harav Toledano 10, Netanya 42755 (the "Employee") and SPO Medical Equipment Ltd., an Israeli company with offices at 3 Gavish, Kfar Saba (the "Company").

                               W I T N E S S E T H

      WHEREAS, the Company designs, develops, manufactures and sells prototypes, products, know-how and technologies used in Reflective Pulse Oximetry applications;

      WHEREAS, the Company desires to engage the Employee upon the terms and conditions contained herein; and

NOW THEREFORE, in consideration of the premises and mutual agreements hereinafter contained, the parties hereto agree as follows:

1.    Engagement & Duties

      1.1 With effect from the effective date (as defined in Section 2), the Company employs Employee and Employee accepts employment with the Company as the Chief Financial Officer upon the terms and conditions set forth herein.

      The Employee shall perform faithfully and diligently the duties customarily performed by persons in the position for which Employee is engaged.

      1.2 The Employee's authority shall be subject to the authority of the Chief Executive Officer of the Company.

2.    Term

      2.1 Employee's employment under this Agreement shall commence on May 15th 2005 (the "Effective Date") and shall end on the earlier of: (i) the death or disability (as defined herein) of the Employee, (ii) termination by either party without cause upon 60 days written notice (or payment in lieu thereof if Company terminates this Agreement); (iii) termination of Employee with cause.

      2.2 For the purpose of this paragraph 2, "disability" shall mean any physical or mental illness or injury as a result of which Employee remains absent from work for a period of three (3) successive months, or an aggregate of three (3) months in any twelve (12) month period. Disability shall occur at the end of any such period.

      2.3 For the purpose of this paragraph 2, "cause" shall exist if Employee
(i) fails to perform the Employee's areas of responsibility, (ii) engages conduct which, in the sole discretion of the Company, is unethical, illegal or which otherwise brings notoriety to Company or has an adverse effect on the name or public image of the Company, (iii) fails to comply with

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the instructions of Company in a manner detrimental to the Company (iv)
termination of Employee's agreement by SPO Medical Inc. for cause as defined under the agreement with SPO Medical Inc., ("Inc. Agreement") provided that with respect to clauses (i) and (ii), if Employee has cured any such condition (that is reasonably susceptible to cure) within 15 days following delivery of the advance notice (as defined herein) then "cause" shall be deemed not to exist. For purposes of this Paragraph 2, "advance notice" shall constitute a written notice delivered to Employee that sets forth with particularity the facts and circumstances relied upon by the Company as the basis for cause.

      2.4 During the period following notice of termination until the effective date of termination by either party for whatever reason, the Employee shall cooperate with the Company and use his best efforts to assist the integration into the Company the person or persons who will assume the Employee's responsibilities.

3.    Remuneration

      3.1 Salary. During the term hereof, and subject to the performance of the services required to be performed hereunder by Employee, the Company shall pay to the Employee for all services rendered hereunder, as salary, payable not less often than once per month and in accordance with the Company's normal and reasonable payroll practices, a monthly gross amount of US $7,500 payable in NIS (the "Gross Salary") according to the representative rate of the US dollar as set by the Bank of Israel , less required employee deductions under Israeli law.

      3.2 Bituach Menahalim. From the Effective Date the Company and the Employee will obtain and maintain Manager's Insurance (Bituach Menahalim) under Israeli law for the benefit of the Employee in the customary form in Israel. Each of the Company and the Employee shall contribute toward the premiums payable in respect of such insurance those amounts which would be recognized under applicable law, but in no event shall such contributed amounts be more than thirteen and one third percent (13 1/3%) of each monthly Gross Salary payment from the Company and five percent (5 %) of such amount from the Employee. It is hereby agreed that in the event that Employee's employment hereunder is terminated by the Company for any reason other than "Cause" as herein provided, the amount payable under such insurance policy in respect of severance pay shall be in lieu and final substitution of the amount of severance pay, if any, payable under Israeli law, and the Company shall not be duty-bound to pay any other amounts in respect of severance pay or in respect of the termination of employment. The employee will be able to elect the insurance company or other such fund through which this insurance will be purchased. On termination of the employment, Employee will be eligible to receive all amounts accrued to him in the fund. A clause to the effect of this will be included in the policy.

      3.3 Professional Disability Insurance - From the Effective Date the Company will obtain disability insurance for the Employee.

      3.4 Keren Heshtamlut. From the Effective Date the Company and the Employee shall maintain an advancement fund under Israeli law (Keren Heshtamlut) for exclusive benefit of the Employee. The Company shall contribute to such fund an amount equal to 7-1/2% of each monthly Gross Salary payment and the employee shall contribute to such fund an amount equal to 2-1/2% of each monthly Gross Salary payment. The Employee hereby instructs the

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Company to transfer to such advancement fund the amount of the Employee's and the Company's contribution from each monthly Gross Salary payment. The employee can elect to receive any part of the employer contribution in cash should this be more efficient for tax purposes at the employees election. Any cost whatsoever associated with receipt by Employee of employer contribution in cash will be borne solely by the Employee (tax or otherwise). On termination of the employment, Employee will be eligible to receive all amounts accrued to him in the fund.

      3.5 Car. The Company shall provide Employee with use of an automobile and the Company shall pay for registration, gas, maintenance and insurance. The taxable benefit on the provision of the car will be grossed up in the monthly salary "gilum hatavah". The company recognizes that the Employee will try to obtain the transfer of his current vehicle from his current employer, so that the lease of the current company car will be transferred and taken-over, if possible, by the Company.

      3.6 Cell Phone. The Company shall provide Employee with a cell phone and pay the service provider directly for its maintenance and reasonable use charges. The taxable benefit on the provision of the cell will be grossed up in the monthly salary "gilum hatavah".

      3.6 Vacation. The Employee shall be entitled to an aggregate of 25 business days of paid vacation per year to be taken at times that are mutually agreeable to the parties. In addition, the Employee shall be entitled to all paid holidays given by the Company to its employees. Vacation days shall be prorated for any portion of a year to the date of termination.

      3.7 Havraah. The Company will pay to Employee Havraah in respect of seven days per year, per the daily rate as sent by law, as of the effective date on a pro rata basis. Payment will be made in July each year for the period accrued to the date of payment.

      3.8 Annual Professional License fees. Company will reimburse Employee the annual license fees paid to his accounting professional bodies, ACCA UK and CPA Council Israel.

      3.9 Expenses. Employee is authorized to incur reasonable and proper expenses for promoting the business of the Company. The Company will reimburse Employee promptly for all such expenses upon presentation by Employee, of receipts or other appropriate evidence of expenses.

      3.10 Periodic Review. The Company will review Employee salary periodically and based on the performance for the previous year will consider favorably adjusting Employee salary and other benefits accordingly. The aforesaid shall not impose any obligation on the Company to change Employee salary.

4.    Employee Representations & Acknowledgements

      The Employee represents and warrants to the Company that the execution and delivery of this Agreement and the fulfillment of the terms hereof (i) will not constitute a breach of any agreement or other instrument to which Employee is party, (ii) does not require the consent of any person and (iii) shall not utilize during the term of his employment any proprietary information of any third party, including prior employers of the Employee.

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5.    Confidentiality, Non-Compete; Poaching; Development Rights

      The Company values the protection of its confidential information and proprietary materials essential to the survival of the Company. Therefore, as a mandatory condition of Employee's employment, Employee agrees to comply with the following provisions.

      a. Confidentiality

      (i) The term "Information" as used in this section means any and all confidential and proprietary information including but not limited to any and all specifications, formulae, prototypes, software design plans, computer programs, and any and all records, data, methods, techniques, processes and projections, plans, marketing information, materials, financial statements, memoranda, analyses, notes, and other data and information (in whatever form), as well as improvements and know-how related thereto, relating to the Company or its products. Information shall not include information that (a) was already known to or independently developed by the Employee prior to its disclosure as demonstrated by reasonable and tangible evidence satisfactory to the Company;
(b) shall have appeared in any printed publication or patent or shall have become part of the public knowledge except as a result of breach of this Agreement by the Employee or similar agreements by other Company employees (c) shall have been received by the Employee from another person or entity having no obligation of confidentiality to the Company or (d) is approved in writing by the Company for release by the Employee.

      (ii) Subject to the provisions of Section (iii) below, the Employee agrees to hold in trust and confidence all Information disclosed to Employee and further agrees not to exploit or disclose the Information to any other person or entity or use the Information directly or indirectly for any purpose other than for Employee's work with the Company, unless otherwise consented to in writing by the Company.

      (iii) The Employee agrees to disclose the Information only to persons necessary in connection with Employee's work with the Company or who have undertaken the same confidentiality obligations set forth herein in favor of the Company. The Employee agrees to assume full responsibility for the confidentiality of the Information disclosed to Employee and to prevent its unauthorized disclosure, and shall take appropriate measures to ensure that such persons acting on his behalf are bound by a like covenant of secrecy.

      (iv) The Employee acknowledges and agrees that the Information furnished hereunder is and shall remain proprietary to the Company. Unless otherwise required by statute or government rule or regulation, all copies of the Information, shall be returned to the Company immediately upon request without retaining copies thereof.

      (v) The Employee acknowledges that the Company has received and in the future will receive from third parties confidential or proprietary information (whether or not so marked) ("Third Party Information") subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. The Employee shall hold Third Party Information in the strictest confidence and will not disclose to anyone (other than Company personnel who need to know such information in connection with their work for the Company) or use, except in connection with my work for the Company, Third Party Information unless expressly authorized by an officer of the Company in writing.

      b. Non-Compete; Poaching; Development Rights

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      (i) Unless otherwise expressly consented to in writing by the Company, during the term of the Employee's employment hereunder, and for a period of twelve (12) months following the date on which Employee's termination of employment with the Company becomes effective, Employee will not, directly or indirectly, for his own account or as an employee, officer, director, consultant, joint venture, shareholder, investor, or otherwise (except as an investor in a corporation whose stock is publicly traded and in which the Employee holds less than 5% of the outstanding shares) interest him/herself or engage, directly or indirectly, in the design, development, production, sale or distribution of any product or component that directly or indirectly competes with a product or component (i) being designed, produced, sold or distributed by the Company or any of its affiliates (ii) or to which the Company or any of its affiliates shall then have proprietary rights.

      (ii) Hiring of Company Employees. During the term of the Employee's employment hereunder, and for a period of twelve (12) months following the date on which Employee's termination of employment with the Company becomes effective, the Employee shall not, except in the course of the performance of his duties hereunder or with the prior approval of the Board, in any way directly or indirectly, with respect to any person who to the Employee's knowledge was employed by the Company or its affiliates ("Company Employee") at any time during the period commencing 12 months prior to the date of the hiring of such Company Employee, hire or cause to be hired any Company Employee, or contract the services of any closely held private corporation or other entity in which such Company Employee is an officer or director or holds a 25% or greater equity ownership interest.

      (iii) Employee's undertakings herein under this Section 6(b), and shall continue until the later of (i) the expiration of one year from the date of execution of this Agreement or (ii) the expiration of one year from the date the Employee last represented him/herself as an employee, agent or representative of the Company or any of its affiliates, subsidiaries or successors.

      (iv) Employee acknowledges that the restricted period of time specified under this Section 6(b) are reasonable, in view of the nature of the business in which the Company is engaged and Employee's knowledge of the Company's business and products. If such a period of time or geographical location should be determined to be unreasonable in any judicial proceeding, then the period of time and area of restriction shall be reduced so that this Agreement may be enforced in such an area and during such a period of time as shall be determined to be reasonable by such judicial proceeding.

      (v) Development Rights. The Employee agrees and declares that all proprietary information including but not limited to trade secrets, know-how, patents and other rights in connection therewith developed by or with the contribution of Employee's efforts during his employment with the Company shall be the sole property of the Company. Employee shall keep and maintain adequate and current records (in the form of notes, sketches, drawings and in any other form that may be required by the Company) of all such proprietary information developed by Employee. Employee shall at Company's request do all things and execute all documents as Company may reasonably require to vest in Company the rights and protection herein referred to. It is hereby acknowledged and agreed that the Gross Salary payable under this Agreement also constitutes sufficient consideration for the Employee's obligation hereunder.

6.    Miscellaneous

      6.1 Benefit & Assignment. This Agreement shall inure to the benefit of and be binding upon the Company, its successors and assigns. The rights and obligations of the Employee under this Agreement may not be assigned by the Employee.

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      6.2 Entire Agreement. This Agreement constitutes the entire understanding and agreement between the parties, and supersedes any and all prior discussions and agreements and correspondence, and may not be amended or modified in any respect except by a subsequent writing executed by both parties.

      6.3 Notices. All notices or other communications hereunder shall be in writing and shall be sent to either party by hand or by Registered or Certified mail, postage prepaid, return receipt requested, or sent by telegram or facsimile to the address set forth in the Preamble to this Agreement or to such other address as the recipient may designate by notice in accordance with the provisions of this section.

      6.4 Applicable Law. This Agreement, its validity, construction and effect shall be governed by and construed under the laws of the State of Israel without reference to its conflict of laws principles.

      6.5 Execution & Counterparts. This Agreement may be signed either by original signature or by facsimile signature. This Agreement may be executed by the parties in one or more counterparts, each of which when so executed and delivered shall be an original and such counterparts shall together constitute one and the same instrument.



















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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly signed as of the date stated above.


SPO Medical Equipment Ltd.


/s/ Michael Braunold
President & Chief Executive Officer                  /s/ Jeffrey Feuer
                                                     Jeffrey Feuer































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